UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2023

Vital Farms, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39411	27-0496985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 South Congress Avenue
Suite C100
Austin, Texas	78704
(Address of Principal Executive Offices)	(Zip Code)

(877) 455-3036

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VITL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 4, 2023, the Board of Directors (the “Board”) of Vital Farms, Inc. (the “Company”) appointed Thilo Wrede as Chief Financial Officer and principal financial officer of the Company, effective on or about March 15, 2023 (the “Transition Date”). Mr. Wrede will replace Bo Meissner, who will step down from his role as Chief Financial Officer and principal financial officer, effective as of the Transition Date. As further described below, as of the Transition Date, Mr. Meissner will no longer be an officer, executive or agent of the Company, but remain with the Company through April 30, 2023 to ensure a smooth leadership transition (the “Departure Date”), then transitioning to a non-employee advisory role through July 31, 2023.

Appointment of Thilo Wrede as Chief Financial Officer

On February 4, 2023, the Board appointed Thilo Wrede to serve as the Company’s Chief Financial Officer and as the principal financial officer of the Company, effective as of the Transition Date.

Prior to his appointment as the Company’s Chief Financial Officer, Mr. Wrede, age 49, served as the Global Chief Financial Officer of Sabra Dipping Company, LLC, a producer of fresh dips and spreads, since August 2020. Mr. Wrede previously served in a variety of roles at PepsiCo, a multinational food and beverage company, including Chief Financial Officer – Central and South America Foods and Chief Financial Officer – Caribbean and Central America Foods, from May 2014 through August 2020. Prior to joining PepsiCo, Mr. Wrede served in Equity Research Analyst roles for Jefferies & Company and Credit Suisse. Mr. Wrede received an engineering degree from Technische Universität Berlin and received his MBA from Columbia Business School.

Pursuant to Mr. Wrede’s offer letter agreement, Mr. Wrede will receive an annual base salary of $410,000 per year and will be eligible for a discretionary annual bonus at an annual target amount of 60% of his base salary, as and if determined by the Board. Mr. Wrede will receive a sign-on bonus of $200,000, subject to recoupment in the event he resigns without Good Reason (as defined in the Company’s Change in Control Severance Plan (the “Severance Plan”)) during the first 12 months of his employment with the Company. In addition, Mr. Wrede will receive, on or shortly after his start date, an award under the Company’s 2020 Equity Incentive Program valued at $850,000, which is expected to consist of a combination of stock options and restricted stock units (“RSUs”). The options and RSUs will vest in three equal annual installments beginning on the first anniversary of the grant date, subject to Mr. Wrede’s continued employment with the Company. Mr. Wrede will further be eligible for a one-time make-whole bonus payment of up to $550,000 to compensate Mr. Wrede for certain forfeited compensation. Such bonus will be subject to recoupment in the event he resigns without Good Reason (as defined in the Severance Plan) during the first 12 months of his employment with the Company.

Additionally, Mr. Wrede will be eligible to participate in the Severance Plan. Pursuant to the Severance Plan, upon either a termination by the Company without cause or resignation for good reason (either, a “Covered Termination”) within the 12-month period following the closing of a change in control of the Company (a “Change in Control Period”), Mr. Wrede will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to (a) 12 months of Mr. Wrede’s then-current base salary, plus (b) the amount of Mr. Wrede’s target bonus under the Company’s annual bonus program; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) the pro rata portion of Mr. Wrede’s current target bonus, prorated to reflect the partial year of service; (iv) reimbursement of COBRA premiums for a period of up to 12 months; and (v) 100% acceleration of unvested equity awards (including those that vest upon satisfaction of performance criteria). If Mr. Wrede is subject to a Covered Termination other than during a Change of Control Period, Mr. Wrede will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to 12 months of his then-current base salary; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; and (iii) reimbursement of COBRA premiums for a period of up to 12 months. Further, upon Mr. Wrede’s death or disability, Mr. Wrede shall be eligible to receive (i) the pro rata portion of Mr. Wrede’s annual bonus, prorated to reflect the partial year of service, based on actual performance; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) 100% acceleration of unvested equity awards (including those that vest upon satisfaction of performance criteria); and (iv) a post-termination exercise period of 12 months (in the case of disability) or 18 months (in the case of death) for any vested stock options granted on or after the effective date of the Severance Plan.

In connection with Mr. Wrede’s appointment as Chief Financial Officer, the Company and Mr. Wrede will also enter into an indemnification agreement, which requires the Company to indemnify Mr. Wrede, to the fullest extent permitted by Delaware law, for certain liabilities to which he may become subject as a result of his affiliation with the Company. Mr. Wrede will also be eligible to participate in the Company’s health, welfare, and retirement plans on the same basis as all of the Company’s other employees.

There are no family relationships among Mr. Wrede and any of the Company’s directors or executive officers, nor are there any related party transactions between Mr. Wrede and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the terms of the offer letter agreement is not complete and is qualified in its entirety by reference to the full text of the offer letter agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 26, 2023.

Transition Agreement with Mr. Meissner

The Company entered into a transition agreement with Mr. Meissner, pursuant to which he will step down from his position as Chief Financial Officer and principal financial officer of the Company on the Transition Date and remain with the Company through the Departure Date to ensure a smooth leadership transition.

Pursuant to the transition agreement, Mr. Meissner will continue to receive his current base salary and medical benefits; provided, that, Mr. Meissner performs such job duties for the Company and assists in such transition-related duties as the Company may deem necessary and appropriate. Following the Departure Date, in exchange for a general release of claims in favor of the Company, Mr. Meissner will receive severance benefits pursuant to the Company’s Severance Plan in the form of: (i) 12 months of his annual base salary over the twelve-month period following the Departure Date; (ii) the 2022 fiscal year bonus based on actual performance; and (iii) reimbursement of COBRA premiums for a period of up to 12 months. As an additional severance benefit, Mr. Meissner will be retained through July 31, 2023 as a non-employee advisor for such transition services as may be requested by the Company.

The foregoing description of the terms of the transition agreement is not complete and is qualified in its entirety by reference to the full text of the transition agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 26, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Farms, Inc.

Dated: February 8, 2023	By:	/s/ Joanne Bal
Joanne Bal
General Counsel and Head of Impact